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                                                                   EXHIBIT 23.02

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption 'Experts' and to the use of our report dated November 3, 1999, (except Note L, as to which the date is February __, 2000) included in the Amendment No. 1 to Registration Statement (Form S-1 No. 333-95199) and related Prospectus of Intersil Holding Corporation dated January 21, 2000.


Jacksonville, Florida
January 21, 2000



     The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note L to the financial statements.

                                              /s/ ERNST & YOUNG LLP
Jacksonville, Florida
February 4, 2000